UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2023

LXP INDUSTRIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland		1-12386	13-3717318
(State or other jurisdiction of incorporation)		(Commission File Number)	(I.R.S. Employer Identification No.)

One Penn Plaza, Suite 4015,	New York,	New York	10119-4015
(Address of Principal Executive Offices)			(Zip Code)
(212) 692-7200
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest, par value $0.0001 per share, classified as Common Stock	LXP	New York Stock Exchange
6.50% Series C Cumulative Convertible Preferred Stock, par value $0.0001 per share	LXPPRC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 30, 2023, we filed a Current Report on Form 8-K to report the voting results of the 2023 Annual Meeting of Shareholders (the “2023 Annual Meeting”), including, among other matters, a non-binding advisory vote on the frequency of future advisory votes on executive compensation (“say-on-pay votes”). The purpose of this Current Report on Form 8-K/A is to disclose, pursuant to Item 5.07(d) of Form 8-K, the determination of our Board of Trustees on the frequency of future say-on-pay votes.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported, on May 23, 2023, LXP Industrial Trust held its 2023 Annual Meeting. One of the matters presented and voted on at the 2023 Annual Meeting (Proposal 3) was an advisory, non-binding recommendation on the frequency of future advisory votes on executive compensation. The voting results were as follows:

1 YEAR	2 YEARS	3 YEARS	ABSTAIN	BROKER NON-VOTES
248,866,688	109,921	8,191,620	136,686	11,904,577

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LXP Industrial Trust

Date: September 22, 2023	By:	/s/ Joseph S. Bonventre
Joseph S. Bonventre
Secretary